As filed with the Securities and Exchange Commission on November 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOODY’S CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	13-3998945
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address, including zip code, of Registrant’s principal executive offices)

AMENDED AND RESTATED 1998 MOODY’S CORPORATION NON-EMPLOYEE

DIRECTORS’ STOCK INCENTIVE PLAN

(Full title of the plan)

John J. Goggins, Esq.

Executive Vice President and General Counsel

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(212) 553-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

(212) 955-8671

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	900,000 (1)	$71.98 (2)	$64,782,000 (2)	$8,343.93

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities which become issuable under the Amended and Restated 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan as a result of any stock split, stock dividend or similar transaction effected without receipt of consideration which results in an increase in the number of shares of Common Stock outstanding.
(2)	Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on November 7, 2013.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Moody’s Corporation, a Delaware corporation (the “Company” or the “Registrant”), in order to register 900,000 additional shares of its Common Stock, par value $0.01 per share (the “Common Stock”), for issuance pursuant to the Amended and Restated 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan (the “Plan”). This Plan was described in the Company’s definitive Proxy Statement for its 2013 Annual Meeting of Stockholders and was approved at this meeting on April 16, 2013. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the original Form S-8 filed by the Company with respect to the Plan on August 5, 1998 (Commission File No. 333-60737) and the additional Form S-8 filed by the Company with respect to the Plan on February 27, 2003 (Commission File No. 333-103496) with the Securities and Exchange Commission (the “Commission”), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

a)	The Registrant’s latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest Annual Report or prospectus referred to in (a) above; and

c)	The description of the Company’s capital stock contained in the Registration Statement on Form 10/A-2 filed on June 18, 1998, including any amendment or report updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

John J. Goggins, Esq., Executive Vice President and General Counsel of the Company, has rendered an opinion as to the validity of the Common Stock offered hereby. As of December 31, 2012, Mr. Goggins owned 312,384 shares of Common Stock (7,958 of which were restricted stock) and held options to purchase 244,173 shares of Common Stock.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed April 22, 2013, and incorporated herein by reference.

4.2	Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed April 22, 2013, and incorporated herein by reference.

5.1*	Opinion of John J. Goggins, Esq., Executive Vice President and General Counsel.

23.1*	Consent of KPMG LLP.

23.2*	Consent of John J. Goggins, Esq., Executive Vice President and General Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Amended and Restated 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan, filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed April 22, 2013, and incorporated herein by reference.

*	Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of November, 2013.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins Executive Vice President and General Counsel

We, the undersigned officers and directors of Moody’s Corporation, do hereby constitute and appoint John J. Goggins our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond W. McDaniel, Jr. Raymond W. McDaniel, Jr.	President & Chief Executive Officer (Principal Executive Officer)	November 14, 2013

/s/ Linda S. Huber Linda S. Huber	Executive Vice President and Chief Financial Officer and (Principal Financial Officer )	November 14, 2013

/s/ Joseph McCabe Joseph McCabe	Senior Vice President – Corporate Controller (Principal Accounting Officer)	November 14, 2013

/s/ Basil L. Anderson Basil L. Anderson	Director	November 14, 2013

/s/ Jorge A. Bermudez Jorge A. Bermudez	Director	November 14, 2013

/s/ Darrell Duffie, Ph.D. Darrell Duffie, Ph.D.	Director	November 14, 2013

Signature	Title	Date

/s/ Robert R. Glauber Robert R. Glauber	Director	November 14, 2013

/s/ Kathryn M. Hill Kathryn M. Hill	Director	November 14, 2013

/s/ Ewald Kist Ewald Kist	Director	November 14, 2013

/s/ Henry A. McKinnell, Jr., PhD. Henry A. McKinnell, Jr., PhD.	Chairman and Director	November 14, 2013

/s/ John K. Wulff John K. Wulff	Director	November 14, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed April 22, 2013, and incorporated herein by reference.

4.2	Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed April 22, 2013, and incorporated herein by reference.

5.1*	Opinion of John J. Goggins, Esq., Executive Vice President and General Counsel.

23.1*	Consent of KPMG LLP.

23.2*	Consent of John J. Goggins, Esq., Executive Vice President and General Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Amended and Restated 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan, filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed April 22, 2013, and incorporated herein by reference.

*	Filed herewith.

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